                                  Exhibit 23.2

                  --------------------------------------------


                         Consent of Independent Auditors

                         Consent of Independent Auditors



We consent to the inclusion of our report, dated January 22, 1999, on our audit of the consolidated financial statements of Citrus Financial Services, Inc. and Subsidiary, and to the use of our name under the caption "Experts" in this Registration Statement of Citrus Financial Services, Inc., on Form SB-2.


/s/  STEVENS, SPARKS & COMPANY, P. A.

Jacksonville, Florida
April 14, 1999

                                   SIGNATURES

         Pursuant to the requirements of the 33 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vero Beach, State of Florida, on the 29th day of April 1999.

                                            CITRUS FINANCIAL SERVICES, INC.


                  By: /s/ Josh C. Cox, Jr.
                  ------------------------
                      Josh C. Cox, Jr., President and Chief Executive Officer


                  By: /s/ Henry O. Speight
                  ------------------------
                      Henry O. Speight, Chief Financial Officer

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Josh C. Cox, Jr., and Henry O. Speight their true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the 33 Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:

                Signature               Title                         Date
                ---------               -----                         ----


   *  /s/ Josh C. Cox, Jr.              Chairman of the Board    April 29, 1999
----------------------------
       Robert L. Brackett

      /s/ Josh C. Cox, Jr.             Director                 April 29, 1999
----------------------------
       Josh C. Cox, Jr.

   *  /s/ Josh C. Cox, Jr.              Director                 April 29, 1999
----------------------------
       Hubert Graves, Jr.

   *  /s/ Josh C. Cox, Jr.              Director                 April 29, 1999
----------------------------
       Roy H. Lambert

   *  /s/ Josh C. Cox, Jr.              Director                 April 29, 1999
----------------------------
       Earl H. Masteller

   *  /s/ Josh C. Cox, Jr.              Director                 April 29, 1999
----------------------------
       Louis L. Schlitt

   *  /s/ Josh C. Cox, Jr.              Director                 April 29, 1999
----------------------------
       Walter E. Smith, Jr.

   *  /s/ Josh C. Cox, Jr.              Director                 April 29, 1999
----------------------------
       James R. Thompson

       * Pursuant to Power of Attorney filed November 20, 1998 or February 16, 1999, authorizing Josh C. Cox, Jr. and Henry O. Speight, or either of them, as the true and lawful attorneys-in-fact to sign all amendments to the Form SB-2 Registration Statement.